Exhibit 99.1

HEARING DATE AND TIME: July 1, 2015 at 9:45 a.m. (Eastern Time)

OBJECTION DEADLINE: June 24, 2015 at 4:00 p.m. (Eastern Time)

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Keith Martorana

Attorneys for the Motors Liquidation Company

GUC Trust Administrator

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------------------------	x
:
In re	:	Chapter 11 Case No.
:
	:	09-50026 (REG)
MOTORS LIQUIDATION COMPANY, et al.,	:
f/k/a General Motors Corp., et al.	:
	:	(Jointly Administered)
Debtors.	:
--------------------------------------------------------------	x

NOTICE OF MOTION OF WILMINGTON TRUST COMPANY, AS GUC TRUST

ADMINISTRATOR AND TRUSTEE, FOR AN ORDER GRANTING

AUTHORITY (A) TO EXERCISE NEW GM WARRANTS AND

LIQUIDATE NEW GM COMMON STOCK, AND (B) TO MAKE

CORRESPONDING AMENDMENTS TO THE GUCT TRUST AGREEMENT

PLEASE TAKE NOTICE that on June 3, 2015, Wilmington Trust Company, solely in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”), of the Motors Liquidation Company GUC Trust (the “GUC Trust”), formed by the above-captioned debtors (collectively, the “Debtors”) in connection with the Debtors’ Second Amended Joint Chapter 11 Plan dated March 18, 2011, filed a motion (the “Motion”) for an order, pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code and section 13.13 of the Amended and Restated Motors Liquidation Company GUC Trust Agreement dated June 11, 2012 (as amended, the “GUC Trust Agreement”), authorizing the GUC Trust Administrator to (A) (i) exercise the GUC Trust’s holdings of (1) warrants to purchase shares of common stock, par value $0.01 per share, of

General Motors Company (“New GM Common Stock”) at $10.00 per share (“New GM ‘A’ Warrants”), and (2) warrants to purchase shares of New GM Common Stock at $18.33 per share (“New GM ‘B’ Warrants” and, collectively with the New GM ‘A’ Warrants, “New GM Warrants”), and (ii) liquidate the GUC Trust’s holdings of New GM Common Stock (including the New GM Common Stock received from the exercise of the New GM Warrants), and (B) make corresponding amendments to the GUC Trust Agreement, all as more fully described in the Motion, and that a hearing will be held before the Honorable Judge Robert E. Gerber, United States Bankruptcy Judge, in Room 523 of the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004, on July 1, 2015 at 9:45 a.m. (Eastern Time), or as soon thereafter as counsel may be heard.

PLEASE TAKE FURTHER NOTICE that any responses or objections to this Motion must be in writing, shall conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, and shall be filed with the Bankruptcy Court (a) electronically in accordance with General Order M-399 (which can be found at www.nysb.uscourts.gov) by registered users of the Bankruptcy Court’s filing system, and (b) by all other parties in interest, on a CD-ROM or 3.5 inch disk, in text-searchable portable document format (PDF) (with a hard copy delivered directly to Chambers), in accordance with the customary practices of the Bankruptcy Court and General Order M-399, to the extent applicable, and served in accordance with General Order M-399 and on (i) Weil, Gotshal & Manges LLP, attorneys for the Motors Liquidation Company GUC Trust, 767 Fifth Avenue, New York, New York 10153 (Attn: Stephen Karotkin, Esq., and Joseph H. Smolinsky, Esq.); (ii) the Debtors, c/o Motors Liquidation Company, 401 South Old Woodward Avenue, Suite 370, Birmingham, Michigan 48009 (Attn: Thomas Morrow); (iii) General Motors LLC, 400 Renaissance Center, Detroit, Michigan 48265 (Attn: Lawrence S. Buonomo, Esq.);

2

(iv) Cadwalader, Wickersham & Taft LLP, attorneys for the United States Department of the Treasury, One World Financial Center, New York, New York 10281 (Attn: John J. Rapisardi, Esq.); (v) the United States Department of the Treasury, 1500 Pennsylvania Avenue NW, Room 2312, Washington, D.C. 20220 (Attn: Joseph Samarias, Esq.); (vi) Vedder Price, P.C., attorneys for Export Development Canada, 1633 Broadway, 47th Floor, New York, New York 10019 (Attn: Michael J. Edelman, Esq. and Michael L. Schein, Esq.); (vii) Kramer Levin Naftalis & Frankel LLP, attorneys for the statutory committee of unsecured creditors, 1177 Avenue of the Americas, New York, New York 10036 (Attn: Thomas Moers Mayer, Esq., Robert Schmidt, Esq., Lauren Macksoud, Esq., and Jennifer Sharret, Esq.); (viii) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York 10004 (Attn: Linda A. Riffkin); (ix) the U.S. Attorney’s Office, S.D.N.Y., 86 Chambers Street, Third Floor, New York, New York 10007 (Attn: David S. Jones, Esq. and Natalie Kuehler, Esq.); (x) Caplin & Drysdale, Chartered, attorneys for the official committee of unsecured creditors holding asbestos-related claims, 375 Park Avenue, 35th Floor, New York, New York 10152-3500 (Attn: Elihu Inselbuch, Esq. and Rita C. Tobin, Esq.) and One Thomas Circle, N.W., Suite 1100, Washington, DC 20005 (Attn: Trevor W. Swett III, Esq. and Kevin C. Maclay, Esq.); (xi) Stutzman, Bromberg, Esserman & Plifka, A Professional Corporation, attorneys for Dean M. Trafelet in his capacity as the legal representative for future asbestos personal injury claimants, 2323 Bryan Street, Suite 2200, Dallas, Texas 75201 (Attn: Sander L. Esserman, Esq. and Robert T. Brousseau, Esq.); (xii) Gibson, Dunn & Crutcher LLP, attorneys for Wilmington Trust Company as GUC Trust Administrator, 200 Park Avenue, 47th Floor, New York, New York 10166 (Attn: Keith Martorana, Esq.); (xiii) FTI Consulting, as the GUC Trust Monitor, 3 Times Square, 11th Floor New York, NY 10036 (Attn: Conor Tully); (xiv) Crowell & Moring LLP, attorneys for the Revitalizing Auto Communities Environmental Response

3

Trust, 590 Madison Avenue, 19th Floor, New York, New York 10022-2524 (Attn: Michael V. Blumenthal, Esq.); and (xv) Kirk P. Watson, Esq., as the Asbestos Trust Administrator, 2301 Woodlawn Boulevard, Austin, Texas 78703, so as to be received no later than June 24, 2015 at 4:00 p.m. (Eastern Time) (the “Objection Deadline”).

PLEASE TAKE FURTHER NOTICE that if no objections are timely filed and served with respect to the Motion, Wilmington Trust Company, acting in its capacity as GUC Trust Administrator may, on or after the Objection Deadline, submit to the Bankruptcy Court an order substantially in the form of the proposed order annexed to the Motion, which order may be entered with no further notice or opportunity to be heard offered to any party.

Dated: New York, New York

            June 3, 2015

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams

Matthew J. Williams
Keith Martorana
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust Administrator

4

HEARING DATE AND TIME: July 1, 2015 at 9:45 a.m. (Eastern Time)

OBJECTION DEADLINE: June 24, 2015 at 4:00 p.m. (Eastern Time)

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Keith R. Martorana

Attorneys for the Motors Liquidation Company

GUC Trust Administrator

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

----------------------------------------------------------------	x
:
In re	:	Chapter 11 Case No.
:
MOTORS LIQUIDATION COMPANY, et al.,	:	09-50026 (REG)
f/k/a General Motors Corp., et al.	:
:
Debtors.	:	(Jointly Administered)
:
----------------------------------------------------------------	x

MOTION OF WILMINGTON TRUST COMPANY, AS GUC TRUST

ADMINISTRATOR AND TRUSTEE, FOR AN ORDER GRANTING

AUTHORITY (A) TO EXERCISE NEW GM WARRANTS AND

LIQUIDATE NEW GM COMMON STOCK AND (B) TO MAKE

CORRESPONDING AMENDMENTS TO THE GUC TRUST AGREEMENT

TABLE OF CONTENTS

		Page
PRELIMINARY STATEMENT		2

JURISDICTION		3

BACKGROUND		4

I.	The Motors Liquidation Company GUC Trust	4

II.	The Term Loan Avoidance Action	5

III.	Claims Resolution	6

IV.	Tax Structure of the GUC Trust and Taxes on Distribution Holdback	6

RELIEF REQUESTED		9

BASIS FOR RELIEF		10

I.	The GUC Trust Should Be Permitted To Convert the New GM Warrants and Liquidate the New GM Common Stock	11

	(i) The Relief Requested Herein Provides Substantial Benefits to the Beneficiaries of the GUC Trust	11

	(ii) There is No Justification for Continuing the Existing Distribution Scheme	11

	(iii) The Relief Requested is Not Inconsistent with the Terms of the Plan	13

	(iv) Even if the Relief Requested Constitutes a Change to the Plan, Such Change Would be Permissible Under Applicable Case Law	14

II.	The Procedures Proposed by the GUC Trust for the Conversion of the New GM Warrants and Liquidation of the New GM Common Stock are Appropriate and Should be Approved by this Court	18

III.	The GUC Trust Should Be Permitted to Make Corresponding Amendments to the GUC Trust Agreement	19

NOTICE		20

CONCLUSION		21

- i -

TABLE OF AUTHORITIES

Page(s)
Cases

Costello v. Haller,
No. 05 C 0727, 2005 WL 6503626 (N.D. Ill. Sept. 23, 2005)	16

Hawkins v. Chapter 11 Tr.,
No. BKR 03-60071, 2009 WL 701115 (N.D.N.Y. Mar. 13, 2009)	17

In re Acequia, Inc.,
996 F.2d 1223 (9th Cir. 1993)	15, 16, 17

In re Best Products Co., Inc.,
177 B.R. 791 (S.D.N.Y. 1995) aff’d, 68 F.3d 26 (2d Cir. 1995)	17

In re Boylan Int’l, Ltd.,
452 B.R. 43 (Bankr. S.D.N.Y. 2011)	15

In re Doral Ctr., Inc. v. Ionosphere Clubs, Inc.,
208 B.R. 812 (S.D.N.Y. 1997)	15

In re Johns-Manville Corp.,
920 F.2d 121 (2d Cir. 1990)	16, 17, 18

In re Joint E. & S. Dist. Asbestos Litig.,
982 F.2d 721 (2d Cir. 1992)	16, 17

Statutes

11 U.S.C. § 105(a)	10

11 U.S.C. § 1127(b)	15

11 U.S.C. §1142(b)	10

- ii -

TO:	THE HONORABLE ROBERT E. GERBER

UNITED STATES BANKRUPTCY JUDGE

Wilmington Trust Company, not in its individual capacity and solely in its capacity as trust administrator and trustee (the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [Docket No. 9836] (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (collectively, the “Debtors”), submits this motion (the “Motion”) seeking entry of an order, in the form attached hereto as Exhibit A (the “Order”), pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code (the “Bankruptcy Code”) and section 13.13 of the Amended and Restated GUC Trust Agreement dated June 11, 2012 (as amended, the “GUC Trust Agreement,” a copy of which is attached hereto as Exhibit B), authorizing the GUC Trust Administrator to (A) (i) exercise the GUC Trust’s holdings of (1) warrants to purchase shares of common stock, par value $0.01 per share (“New GM Common Stock”) of General Motors Company (“New GM”) at $10.00 per share (“New GM ‘A’ Warrants”) and (2) warrants to purchase shares of New GM Common Stock at $18.33 per share (“New GM ‘B’ Warrants”)1 , and (ii) to liquidate the GUC Trust’s holdings of New GM Common Stock (including the New GM Common Stock received from the exercise of the New GM Warrants), and (B) make corresponding amendments to the GUC Trust Agreement (the “GUC Trust Amendment”). In support of the foregoing, the GUC Trust Administrator respectfully represents as follows:

[1]	As used herein, “New GM Warrants” means the New GM ‘A’ Warrants and New GM ‘B’ Warrants collectively, and “New GM Securities” means the New GM Common Stock and New GM Warrants collectively.

PRELIMINARY STATEMENT2

1. By this Motion, the GUC Trust Administrator seeks authority to convert all of the New GM Securities it holds into cash, and then distribute (or reserve) such cash to or for the benefit of GUC Trust beneficiaries in lieu of the New GM Securities they would have otherwise received. The proposed conversion is warranted because it will immediately crystallize the GUC Trust’s tax liability with respect to such securities, thereby facilitating the GUC Trust’s ability to make a substantial distribution to holders of GUC Trust Units, which distribution had previously been reserved to pay tax obligations that may never come to fruition.

2. If the GUC Trust is required to continue to hold New GM Securities instead of cash, distributions to GUC Trust beneficiaries will likely be substantially delayed, as the GUC Trust will lack certainty regarding its tax position. The GUC Trust’s tax liabilities with respect to its holdings of New GM Securities are not realized until such securities are sold or distributed. As such, the GUC Trust cannot determine its actual tax liability until there is such a taxable event. As described further below, absent the relief requested in this Motion, the GUC Trust Administrator anticipates that no material disputed claims will be resolved, and therefore no additional material taxable events will transpire, until the Term Loan Avoidance Action is resolved. Given the current procedural posture of the Term Loan Avoidance Action, resolution may be in the distant future, and—because the GUC Trust is required to continue holding securities during the pendency of that case—determination of its tax liabilities will similarly await distant resolution.

3. By contrast, if the GUC Trust liquidates its entire remaining stake of New GM Securities now, thus causing a taxable event with respect to all of the New GM Securities it

[2]

Capitalized terms not defined in the Preliminary Statement shall have the meaning ascribed to them the first time they appear in the remainder of this Motion. Any description herein of the terms of the Plan or the GUC Trust Agreement is qualified in its entirety by the terms of the Plan or the GUC Trust Agreement, as applicable.

holds, the GUC Trust can fully resolve its tax liability questions in the near term. While the GUC Trust’s current fiscal year recently closed on March 31, 2015, under the current applicable IRS Revenue Procedure the GUC Trust is entitled to request an automatic change in its fiscal year to a date prior to March 31, 2016, resulting in a shortened tax year in which the tax liability associated with all of its holdings of New GM Securities is crystallized. Then, using section 505(b) of the Bankruptcy Code (as permitted by the Plan), the GUC Trust can file a tax return associated with its shortened tax year and obtain certainty with respect to its tax liabilities by as early as 60-days thereafter. If the IRS chooses not to audit the GUC Trust’s tax return, a distribution of substantially all of the amount being retained to fund potential Taxes on Distribution can be made to GUC Trust beneficiaries, without the need to await resolution of the Term Loan Avoidance Action.

4. Absent the relief requested herein, GUC Trust beneficiaries will be prejudiced by a potentially lengthy delay in receipt of distributions, and the corresponding loss of the time value of money. In addition, they will continue to bear the risks associated with the price volatility of the New GM Securities while they are held by the GUC Trust. Accordingly, the GUC Trust Administrator believes that the relief requested herein is appropriate and necessary to avoid harm to the beneficiaries of the GUC Trust.

JURISDICTION

5. This Court has jurisdiction over this matter under 28 U.S.C. §§ 157(a) and 1334(b), paragraph II of the order of this Court dated as of March 29, 2011 confirming the Plan [Docket No. 9941] (the “Confirmation Order”), Article XI of the Plan, and Section 13.13 of the GUC Trust Agreement. This is a core proceeding pursuant to 28 U.S.C. § 157(b).

BACKGROUND3

I.	The Motors Liquidation Company GUC Trust

6. The GUC Trust was established pursuant to Article VI of the Plan. The primary purposes of the GUC Trust are to resolve disputed general unsecured claims and distribute trust assets to GUC Trust beneficiaries, and to wind down the estates of the dissolved Debtors including through the resolution of the remaining secured, administrative expense and priority claims.

7. Pursuant to the GUC Trust Agreement, holders of disputed general unsecured claims or Term Loan Avoidance Action Claims (defined below) become entitled to receive distributions of New GM Securities, together with any related cash dividends (“Dividend Cash”), from the GUC Trust if, and to the extent that, such disputed general unsecured claims or Term Loan Avoidance Action Claims become allowed general unsecured claims. See GUC Trust Agreement § 5.3.

8. In addition, each holder of an allowed general unsecured claim retains a contingent right to receive, on a pro rata basis, additional reserved New GM Securities and Dividend Cash, to the extent such assets are not required for the satisfaction of previously disputed general unsecured claims or Term Loan Avoidance Action Claims or for payment of GUC Trust expenses and tax liabilities. GUC Trust Agreement § 5.4. The GUC Trust issues units (“GUC Trust Units”) in respect of these contingent rights at a rate of one Trust Unit per $1,000 in amount of allowed general unsecured claim (subject to rounding under the

[3]	Beginning on June 1, 2009, Motors Liquidation Company (f/k/a General Motors Corporation) (“MLC”) and its affiliated Debtors filed in the United States Bankruptcy Court for the Southern District of New York (the “Court”) voluntary petitions for relief under chapter 11 of the Bankruptcy Code. Substantially all of the Initial Debtors’ (defined in the Plan) assets were sold to an acquisition vehicle sponsored primarily by the United States Treasury pursuant to the Amended and Restated Master Sale and Purchase Agreement dated as of June 26, 2009 (the “363 Sale”). The Effective Date of the Plan was March 31, 2011.

GUC Trust Agreement) (the holders of such GUC Trust Units, the “Unitholders”). GUC Trust Agreement § 1.1(jjjj).

II.	The Term Loan Avoidance Action

9. On July 31, 2009, the Official Committee of Unsecured Creditors of Motors Liquidation Company (the “Creditors’ Committee”) commenced an adversary proceeding against JPMorgan Chase Bank, N.A., individually and as administrative agent, and various lenders party to a term loan agreement, dated as of November 29, 2006, between General Motors Corporation, as borrower, JPMorgan Chase Bank, N.A., as agent, and various institutions as lenders (the “Term Loan”), styled Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009) (the “Term Loan Avoidance Action”). See Form 10-K Annual Report for Motors Liquidation Company GUC Trust for the Fiscal Year Ended March 31, 2015, filed May 22, 2015 (the “GUC Trust 2015 Form 10-K”), at 25. The Term Loan Avoidance Action seeks the return of approximately $1.5 billion that had been transferred by the Debtors to the lender-defendants in satisfaction of the Term Loan pursuant to the terms of the DIP Order,4 alleging that such lenders’ security interests in the Debtors’ property were not properly perfected, and thus such lenders were unsecured creditors of the Debtors as of the bankruptcy filing. Id. The Term Loan Avoidance Action is currently pending before the Bankruptcy Court. Id.

10. The GUC Trust Agreement provides that defendants in the Term Loan Avoidance Action that actually disgorge any funds to the Avoidance Action Trust in respect thereof will receive allowed general unsecured claims against the Debtors’ estates (and thus the GUC Trust) (such claims “Term Loan Avoidance Action Claims”). See GUC Trust

[4]

The “DIP Order” means the Final Order Pursuant to Bankruptcy Code Sections 105(a), 361, 362, 363, 364 and 507 and Bankruptcy Rules 2002, 4001 and 6004 (a) Approving a DIP Credit Facility and Authorizing the Debtors to Obtain Post-Petition Financing Pursuant Thereto, (b) Granting Related Liens and Super-Priority Status, (c) Authorizing the use of Cash Collateral and (d) Granting Adequate Protection to Certain Pre-petition Secured Parties dated June 25, 2009 [Docket No. 2529]

Agreement § 5.3. The GUC Trust cannot be dissolved and its remaining assets fully distributed until such time as the Term Loan Avoidance Action is finally resolved, a fact that was specifically contemplated by and incorporated into the terms of the GUC Trust Agreement. See id. at § 4.1 (providing that the Bankruptcy Court may approve an extension of the life of the GUC Trust “in order to resolve… the Term Loan Avoidance Action”).

III.	Claims Resolution

11. Claims resolution is nearly complete. As of March 31, 2015, the GUC Trust had successfully resolved claims representing approximately $8.084 billion in disputed general unsecured claims, representing over 99% of the dollar amount of initial disputed general unsecured claims. See Motors Liquidation Company GUC Trust Quarterly Section 6.2(c) Report and Budget Variance Report as of March 31, 2015, filed April 22, 2015 [Docket No. 13118] (the “March 2015 Status Report”) at 4. As of the date of this Motion, there is only one disputed general unsecured claim that is remaining to be resolved (the “Remaining Disputed Claim”) in an asserted amount of $20 million.

IV.	Tax Structure of the GUC Trust and Taxes on Distribution Holdback

12. The GUC Trust is treated as a “disputed ownership fund” within the meaning of Treasury Regulations section 1.468B-9, which is taxable as a “qualified settlement fund,” within the meaning of Treasury Regulations section 1.468B-2. See GUC Trust Agreement § 7.1. The GUC Trust is considered to be a C Corporation for tax purposes, but pays federal income tax using trust income tax rates on its modified gross income. See GUC Trust 2015 Form 10-K, at 31.

13. Taxable gains are realized by the GUC Trust when the New GM Securities held by the GUC Trust are distributed or sold at a time when the market value of such securities exceeds their cost basis. As a result of its tax structure and status, the GUC Trust is subject to a 39.6% federal income tax on any such realized gains, to the extent that such gains cannot be offset by favorable tax attributes owned by the GUC Trust (e.g. net operating losses and capital losses) (the “Taxes on Distribution”). See id. at 10.

14. On the effective date of the Plan (the “Effective Date”), the GUC Trust became the beneficiary of the New GM Securities; however, such securities remained in the physical possession of MLC until December 15, 2011, the date of the dissolution of MLC (the “Dissolution Date”). See id at 4.

15. The average market price of the New GM Securities on the Effective Date ($31.28 per share of New GM Common Stock, as reported by Bloomberg) was significantly higher than the average market price on the Dissolution Date ($19.87 per share of New GM Common Stock, as reported by Bloomberg). Id. at 11. Accordingly, if the GUC Trust were to use the trading price of the New GM Securities on the Dissolution Date as the cost basis, the GUC Trust’s Taxes on Distribution would be far greater than if the GUC Trust were to use the trading price of the New GM Securities on the Effective Date.

16. The GUC Trust believes that the proper cost basis for the New GM Securities is the Effective Date market price (i.e. the higher market price). However, the GUC Trust is also potentially subject to a contradictory IRS private letter ruling. Given the uncertainty, the GUC Trust has reserved New GM Securities in an amount sufficient to satisfy the worst case scenario with respect to its tax obligations (the “Taxes on Distribution Holdback”). See id. at 11.

17. The GUC Trust Administrator has nevertheless taken what it believes is the legally correct stance in its dealings with the IRS. In that regard, the GUC Trust filed its tax returns for the fiscal years ended March 31, 2013 and March 31, 2014 (the “2014 Tax Return”) using the higher cost basis. Id. at 11, 51. The 2014 Tax Return was submitted pursuant to section 505(b) of the Bankruptcy Code,5 and the IRS did not provide notice of an intent to audit the 2014 Tax Return within the required statutory notification period. Id. at 51. Accordingly, the filing of 2014 Tax Return, and the passage of the 60-day period set forth in section 505(b) of the Bankruptcy Code, established finality with respect to the taxable obligations of the GUC Trust for its 2014 fiscal year (which tax liability was calculated to be $0), and the portion of the Taxes on Distribution Holdback associated with the potential worst case scenario for the 2014 fiscal year (a taxable obligation of approximately $264 million) was released from the Taxes on Distribution Holdback and distributed to holders of GUC Trust Units in November 2014 (the “November 2014 Distribution”). Id. at 7, 51.

18. The GUC Trust currently holds, in the aggregate, New GM Securities and Dividend Cash equal to approximately $935 million.6 The Taxes on Distribution Holdback, which was reduced following the November 2014 Distribution, currently amounts to approximately $266 million.7 See March 2015 Status Report at 4.

19. Absent the relief requested herein, the GUC Trust Administrator does not foresee another near-term opportunity to further reduce the Taxes on Distribution Holdback in a meaningful amount. While the GUC Trust will file another tax return in the near term related to its fiscal year ended March 31, 2015, the only substantial realization event that transpired during that fiscal year was the November 2014 Distribution, and thus any associated release from the Taxes on Distribution Holdback in 2015 will be, by definition,

[5]	Pursuant to section 6.2(n)(iii)(3) of the Plan, and section 7.6 of the GUC Trust Agreement, the GUC Trust Administrator is permitted to utilize section 505(b) of the Bankruptcy Code for the purposes of filing expedited tax returns.
[6]	Estimated value determined using closing market prices, as reported by Bloomberg, on March 31, 2015.
[7]	Because section 505(b) of the Bankruptcy Code only provides certainty with respect to tax returns actually filed with the IRS, the GUC Trust continues to hold New GM Securities and Dividend Cash in the Taxes on Distribution Holdback associated with potential taxable gains for the fiscal year 2015 and in future fiscal periods.

significantly smaller than that associated with the March 31, 2014 fiscal year-end. The GUC Trust Administrator anticipates that the next significant taxable event will not occur until the resolution of the Term Loan Avoidance Action, when New GM Securities will be distributed either to holders of Term Loan Avoidance Action Claims, or to holders of GUC Trust Units (or some combination thereof).

RELIEF REQUESTED

20. By this Motion, the GUC Trust Administrator requests entry of an order authorizing the GUC Trust Administrator to (A) (i) exercise the GUC Trust’s holdings of New GM Warrants, and (ii) liquidate the GUC Trust’s holdings of New GM Common Stock (including the New GM Common Stock received from the exercise of the New GM Warrants), and (B) make corresponding amendments to the GUC Trust Agreement.

21. In order to carry-out the requested relief, the GUC Trust Administrator requests Court approval of the following procedures (the “Liquidation Procedures”):

•	The GUC Trust Administrator shall, as soon as practicable after entry of the Order, exercise all, or substantially all, of its New GM Warrants utilizing the cashless exercise feature contained in the agreements governing the New GM Warrants;

•	The GUC Trust Administrator shall liquidate all, or substantially all, of the shares of New GM Common Stock held by the GUC Trust (including the New GM Common Stock received from the exercise of the New GM Warrants), which liquidation shall be through one or more open market transactions or block trades or other sales, through the engagement of a broker-dealer (which might be an affiliate of the GUC Trust Administrator) to effect the necessary transactions or sales, in such numbers and at such time or times, as it shall determine, with the intent of minimizing the impact on the market price of New GM Common Stock;

•

The GUC Trust Administrator shall be permitted, in its sole discretion, to retain one or more investment banking companies or other broker-dealers (which may be affiliates of the GUC Trust Administrator) (collectively, the “Liquidation Advisors”) to advise the GUC Trust Administrator on the method and timing for the liquidation of the New GM Common Stock as set forth above. For the avoidance of doubt, any Liquidation Advisors shall be retained as “Trust Professionals” of the GUC Trust (as such term is defined in the GUC Trust Agreement) and shall receive the benefits applicable to

Trust Professionals (including but not limited to indemnification rights) as described in the GUC Trust Agreement; and

•	Information regarding the sales shall be disclosed in the quarterly status reports filed by the GUC Trust with the Bankruptcy Court.

BASIS FOR RELIEF

22. The relief requested herein is supported by governing bankruptcy law. Section 105(a) of the Bankruptcy Code provides, in pertinent part, that “[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.” 11 U.S.C. § 105(a). Section 1142(b) further provides the Court with authority to direct any necessary party “to perform any [act] . . . that is necessary for the consummation of the plan.” 11 U.S.C. §1142(b). In addition, section 13.13 of the GUC Trust Agreement provides that the GUC Trust Agreement may be amended without the need for court approval (provided that the GUC Trust Monitor consents8 to the amendment and the interests of the GUC Trust beneficiaries and the DIP Lenders (defined below) are not adversely affected) and otherwise may be amended with the approval of this Court (provided that the amendment is not inconsistent with the Plan).

23. As described further below, the relief requested is in the best interests of holders of GUC Trust Units, and will have no negative effects on the holder of the Remaining Disputed Claim or the holders of Term Loan Avoidance Action Claims who—if their claims ultimately become allowed general unsecured claims—will receive cash equal to the weighted average sales price (net of any applicable costs, fees, expenses and taxes payable in respect thereof) of the New GM Common Stock (including the New GM Common Stock received from the exercise of the New GM Warrants) associated with their claims at the time of liquidation.

[8]	The GUC Trust Monitor has indicated that it consents to the relief requested herein.

I.	The GUC Trust Should Be Permitted To Convert the New GM Warrants and Liquidate the New GM Common Stock

(i)	The Relief Requested Herein Provides Substantial Benefits to the Beneficiaries of the GUC Trust

24. The current distribution scheme unduly delays distributions to the holders of GUC Trust Units. As described above, while the GUC Trust Administrator believes that all or substantially all of the Taxes on Distribution Holdback will ultimately be distributable to GUC Trust beneficiaries (and will not be needed to satisfy potential tax obligations), it cannot release these securities until it has obtained certainty. Such certainty is only available after the tax liabilities are crystallized following a taxable event, and thus the relief requested herein is warranted.

(ii)	There is No Justification for Continuing the Existing Distribution Scheme

25. In March 2011, the equity ownership structure of New GM differed radically from the ownership structure today. In March 2011, New GM’s ledgers reflected 1,560,743,059 shares of common stock issued and outstanding, with 950,300,000 shares (or approximately 63%) held by U.S. Department of the Treasury, the governments of Canada and Ontario (together with the U.S. Department of Treasury, the “DIP Lenders”), the UAW Retiree Medical Benefits Trust (the “VEBA Trust”), and MLC. See Form 10-K Annual Report for General Motors Company for the Fiscal Year Ended December 31, 2010, filed March 1, 2011 (the “GM 2010 Form 10-K”), at 38 (excerpts are attached hereto as Exhibit C).9 The closely held nature of the substantial majority of New GM’s equity was a significant concern for New GM and the minority holders of New GM Common Stock. Indeed, in the GM 2010 Form 10-K, New GM disclosed the possibility of price depression (and its related effects) as a risk factor (the “Price Depression Risk Factor”):

[9]

In addition, MLC (on behalf of the GUC Trust) and the VEBA Trust held warrants that, in the aggregate, could be exercised into an additional 318,181,817 shares of New GM Common Stock (the warrants held by the VEBA Trust are referred to herein as the “VEBA Warrants”).

Sales of substantial number of shares of our common stock in the public market, or the perception that large sales could occur . . . could depress the market price of our common stock and could impair our ability to raise capital through the sale of equity and equity-related securities.

. . .

In particular, the UST, Canada Holdings, the New VEBA and MLC might sell a large number of the shares of our common stock and warrants to acquire our common stock that they hold, or, in the case of the New VEBA and MLC, exercise their warrants and then sell the underlying shares of our common stock . . . Such sales or distributions of a substantial number of shares of our common stock or warrants could adversely affect the market price of our common stock.

See id. Thus, at the time of Plan confirmation, the distribution scheme set forth in the Plan was eminently reasonable. It was clear that converting MLC’s holdings of New GM Securities en masse was not feasible, and would be detrimental to New GM and the then current holders of New GM Securities.

26. In the intervening years since March 2011, New GM’s equity ownership structure has changed considerably. The DIP Lenders have, over time, sold their entire stake of New GM Common Stock. See Press Release, U.S. Treasury, Treasury Sells Final Shares of GM Common Stock (Dec. 9, 2013), available at http://www.treasury.gov/press-center/press-releases/Pages/jl2236.aspx, attached hereto as Exhibit D. The VEBA Trust has sold its holdings of the VEBA Warrants. See Form 10-K Annual Report for General Motors Company for the Fiscal Year Ended December 31, 2014, filed February 4, 2015 (the “GM 2014 Form 10-K”), at 107 (excerpts are attached hereto as Exhibit E). The GUC Trust has distributed approximately 92% of its holdings of New GM Securities to the creditors of MLC. See GUC Trust 2015 Form 10-K, at 36.

27. Over the past four years, New GM has changed from what was, in effect, a closely-held corporation, to a widely-held public company. In recognition thereof, the Price Depression Risk Factor no longer appears in New GM’s public filings. See GM 2014 Form

10-K at 13-18. Accordingly, the risk of price depression of New GM Common Stock is no longer a justification for the current distribution scheme required by the GUC Trust Agreement.

(iii)	The Relief Requested is Not Inconsistent with the Terms of the Plan

28. The Plan does not prohibit a modification of the distribution scheme in the manner contemplated by this Motion. Rather, each of the sections of the Plan describing distributions from the GUC Trust either anticipates the potential liquidation of New GM Securities as requested in this Motion, or is flexible enough to allow a consistent reading with a modified GUC Trust Agreement incorporating the relief requested herein. The Plan describes the distributions to holders of “Class 3 General Unsecured Claims” (allowed general unsecured claims) in three different relevant sections, each of which is addressed in turn below.

29. Section 4.3 (Treatment of Claims and Equity Interests – Class 3 – General Unsecured Claims): Section 4.3 of the Plan provides the general terms governing the treatment of Class 3 General Unsecured Claims pursuant to the Plan. This section specifically provides that “each holder of an Allowed General Unsecured Claim shall receive from the GUC Trust its Pro Rata Share of (i) the New GM Securities or the proceeds thereof, if any, and (ii) the GUC Trust Units…” Plan § 4.3(a) (emphasis added). Accordingly, this section of the Plan specifically contemplates that the proceeds of New GM Securities (i.e. cash upon liquidation) is an acceptable substitute to the distribution of the New GM Securities themselves.

30. While later portions of section 4.3 of the Plan could be read as being in conflict with this general principle (e.g. “[t]he GUC Trust shall make additional distributions of New GM Securities to holders of GUC Trust Units in accordance with the terms of the GUC Trust and the GUC Trust Agreement” (no mention of “proceeds”)), such segments also expressly defer to the terms of the GUC Trust Agreement which, as described further below, may be modified with the consent of the GUC Trust Monitor or with approval of the Court.

31. Section 5.3 (Delivery of Distributions and Undeliverable Distributions): Section 5.3(b)(i) of the Plan provides that “[t]he GUC Trust shall make additional distributions of New GM Securities to holders of GUC Trust Units . . . in accordance with the GUC Trust Agreement . . .” Plan § 5.3(b)(i) (emphasis added). As with the portions of section 4.3 of the Plan that exclude reference to “proceeds,” this section expressly defers to the terms of the GUC Trust Agreement, which is subject to modification.

32. Section 6.2 (the GUC Trust): Section 6.2 of the Plan describes, in summary fashion, the general terms of the GUC Trust Agreement, including a distribution scheme that contemplates the distribution of New GM Securities rather than cash. However, like sections 4.3 and 5.3 of the Plan, section 6.2 expressly defers to the terms of the GUC Trust Agreement, which is subject to modification (“[i]n the event of any conflict between the terms of this Section 6.2 and the terms of the GUC Trust Agreement, the terms of the GUC Trust Agreement shall govern”). Plan § 6.2(a).

33. In sum, the Plan itself either contemplates the possibility of the liquidation of New GM Securities and the distribution of proceeds to the holders of claims (section 4.3) or defers to a GUC Trust Agreement that is expressly subject to modification with the approval of the GUC Trust Monitor or by order of this Court (sections 5.3 and 6.2). Accordingly, upon an amendment of the GUC Trust Agreement in the manner requested in this Motion, the terms of the Plan and the GUC Trust Agreement can be read consistently, and without the need to modify the Plan itself.

(iv)	Even if the Relief Requested Constitutes a Change to the Plan, Such Change Would be Permissible Under Applicable Case Law

34. Even if the proposed liquidation is deemed to require an alteration to the Plan, it is a minor change that does not arise to the level of a “modification” within the meaning of section 1127(b). See In re Acequia, Inc., 996 F.2d 1223, at *2 (9th Cir. 1993) (unpublished disposition) (“[T]he authors of the Code clearly contemplated changes to plans for reorganization which did not rise to the level of ‘modification.’”). Although section 1127(b) permits “modification” of a plan “at any time after confirmation of such plan and before substantial consummation of such plan,” 11 U.S.C. § 1127(b), courts have authorized changes without regard to whether substantial consummation has occurred where proposed changes are minor, procedural, or do not alter the legal relationships among the parties in interest.

35. “The term ‘modification’ is not defined in the Bankruptcy Code and courts determine what constitutes a ‘modification’ on a case-by-case basis.” In re Boylan Int’l, Ltd., 452 B.R. 43, 47 (Bankr. S.D.N.Y. 2011) (citing 7 Collier on Bankruptcy ¶ 1127.03 (16th ed. rev. 2011)). One court in this district has held that a “modification” under section 1127(b) occurs where there is “an alteration of ‘the legal relationships among the debtor and its creditors and other parties in interest’ or when the change to the plan affect[s] the legal relationships among them.” Id. (quoting In re Doral Ctr., Inc. v. Ionosphere Clubs, Inc. (In re Ionosphere Clubs, Inc.), 208 B.R. 812, 816 (S.D.N.Y. 1997) (Kaplan, J.)). See also Costello v. Haller, No. 05 C 0727, 2005 WL 6503626, at *4 (N.D. Ill. Sept. 23, 2005) (post-confirmation amendment of a trust agreement was not a modification of a plan where amendment did not alter creditors’ payment rights or modify the “fundamental economic terms” of the plan).

36. In the context of a confirmed and substantially consummated plan of reorganization, the Second Circuit has previously approved of a plan change that did not rise to the level of a “modification” within the meaning of section 1127(b). In In re Johns-Manville Corp., the court held that the suspension of the operation of a settlement trust, which an appellant argued was an impermissible modification under section 1127(b), was

“more properly deemed . . . to be a variation . . . with respect to the timing and intensity of claim processing.” 920 F.2d 121, 128 (2d Cir. 1990). Accordingly, the court held that this change was permissible even though the plan had already been substantially consummated. Id. at 129. See also In re Joint E. & S. Dist. Asbestos Litig., 982 F.2d 721, 747 (2d Cir. 1992) opinion modified on reh’g, 993 F.2d 7 (2d Cir. 1993) (acknowledging the possibility that “the concept of ‘modification’ implies some distinction between significant changes of substance, which are prohibited, and minor changes of procedure, which might be allowed . .. . .”); In re Acequia, 996 F.2d 1223 at *2 (“Sections 1123 and 1142 relate directly to the court’s power to make [] changes [which do not rise to the level of ‘modification’] outside the parameters of § 1127.”).

37. In particular, there is precedent in this Circuit for permitting the post-confirmation liquidation of a reorganized debtor’s non-cash assets where the debtor’s confirmed plan called instead for distribution of such assets. See Hawkins v. Chapter 11 Tr., No. BKR 03-60071, 2009 WL 701115, at *3 (N.D.N.Y. Mar. 13, 2009). In Hawkins, the debtors’ joint confirmed plan provided that pursuant to an incorporated settlement agreement, one debtor’s estate would receive (1) 55% of a consulting fee due to that debtor under the terms of a five-year agreement between the parties, and (2) a 2% equity interest in the assets of a horse racing track. Id. at *1. Several months after confirmation, the Chapter 11 trustee sought court approval for the liquidation of the estate’s share in the consulting fee and the equity interest in the race track. Id. In permitting the change, the district court held that section 1127(b) did not act as a bar (in spite of the plan’s substantial consummation), finding that because the estate had received the fair market value of the equity interest and a present value lump sum payment in satisfaction of the consulting fee, the trustee’s liquidation of the two assets to help fund the bankruptcy estate did “not rise to the level of a plan modification,”

and that “‘the substantive rights of the claimants remain[ed] unchanged.’” Id. at *3 (quoting In re Johns-Manville Corp., 920 F.2d at 129)).10

38. Similar to the liquidation in Hawkins, the proposed liquidation by the GUC Trust will not impact the substantive rights of claimants and thus does not rise to the level of a plan modification under section 1127(b). All affected claimants will receive cash proceeds in an amount equivalent to the weighted average sales prices (net of any applicable costs, fees, expenses and taxes payable in respect thereof) of the New GM Common Stock (including the New GM Common Stock received from the exercise of the New GM Warrants) associated with their claims at the time of liquidation.

39. As demonstrated by the Second Circuit’s approval of the post-confirmation suspension of a settlement trust in In re Johns-Manville Corp., 920 F.2d at 128, post-confirmation changes to a plan are also permissible when such changes are authorized or contemplated by the plan itself. Acknowledging the absence of a statutory definition of “modification,” the Johns-Manville court looked to the confirmed plan of reorganization for guidance. Id. The plan’s definition of “modification” referred to a provision of the relevant trust agreement, which in turn set forth a procedure for modification of trust terms. Id. Interpreting the provision, the court found that it “expressly grants the [trustee] discretion to suspend operation of [a settlement trust], provided that such suspension constitutes a

[10]	Other courts have similarly permitted post-confirmation changes to a plan. See, e.g., In re Acequia, 996 F.2d 1223 at *3 (five-year extension of a confirmed plan was not a modification under section 1127 because such extension was “consistent with the plan and . . . necessary to implement fully [the debtor’s] Chapter 11 reorganization.”). Only where the changes sought are substantive, such that they prejudicially alter the relationships between parties in interest, do such changes constitute a “modification” under section 1127(b). See In re Joint E. and S. Dist. Asbestos Litig., 982 F.2d at 747-48 (section 1127(b) barred proposed plan changes that would have altered first-in-first-out claim prioritization and “drastically curtailed” claimants’ jury trial rights); In re Best Products Co., Inc., 177 B.R. 791, 802 (S.D.N.Y. 1995) aff’d, 68 F.3d 26 (2d Cir. 1995) (rejecting attempt to excise a provision enforcing a subordination agreement from a plan after confirmation and consummation because “enforcement of the subordination agreements is an essential and interwoven element of the Plan . . . .”); In re Ionosphere, 208 B.R. at 816 (extending debtor’s deadline to assume or reject a lease past the plan confirmation deadline was prohibited under section 1127(b) because the change would “affect[], perhaps dramatically,” appellant party in interest).

procedural, rather than substantive, change.” Id. at 128-29. Accordingly, the court affirmed the lower courts’ finding that this change was not a plan modification under section 1127. Id.

40. Here, section 12.9 of the Plan, entitled “Modification of Plan,” provides in relevant part:

[A]fter the Confirmation Date, so long as such action does not materially adversely affect the treatment of holders of Claims or Equity Interests under the Plan, the Debtors (and as of the Effective Date, the GUC Trust Administrator) may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.

Plan, § 12.9.

41. As described above, far from having a material adverse effect on stakeholders under the Plan, the proposed liquidation will significantly benefit stakeholders. By ameliorating the unforeseeable dilemma posed by the previously-described tax issues faced by the GUC Trust, the adverse consequences of which would ultimately be borne by claimants, the proposed liquidation will remedy an unforeseen defect or omission in the Plan in a manner that is necessary to carry out the purposes and effects of the Plan.11 Moreover, as described above, each of the relevant sections of the Plan expressly defer to the terms of the GUC Trust Agreement, which is subject to modification.

II.	The Procedures Proposed by the GUC Trust for the Conversion of the New GM Warrants and Liquidation of the New GM Common Stock are Appropriate and Should be Approved by this Court

42. If the relief requested in the Motion is granted, the GUC Trust Administrator proposes to, as soon as practicable after entry of the Order, exercise the New GM Warrants, converting such New GM Warrants

[11]	Although the issues concerning Taxes on Distribution were contemplated as a potential risk at the time of Plan confirmation, it was anticipated that the Creditors’ Committee would be successful (post-Effective Date) in obtaining a private letter ruling from the IRS which exempted GUC Trust distributions of New GM Securities from the negative tax effects described herein. See Plan § 12.1 (providing that the “Creditors’ Committee shall be authorized to request, on behalf of the holders of General Unsecured Claims, a private letter ruling from the Internal Revenue Service regarding the tax treatment of the GUC Trust and the holders of General Unsecured Claims of the distribution of New GM Securities by the GUC Trust”). Despite expectations, the Creditors’ Committee was ultimately unsuccessful in obtaining the relief requested in the private letter ruling.

into shares of New GM Common Stock, and then liquidate its entire holdings of New GM Common Stock in one or more open market transactions, block trades or other sales, using a broker-dealer (which might be an affiliate of the GUC Trust Administrator) to effect the necessary transactions or sales, in such numbers and at such time or times, as it shall determine, and potentially with the assistance and advice of Liquidation Advisors. The GUC Trust Administrator submits that the proposed procedures will permit the GUC Trust to dispose of its holdings of New GM Securities in a timely and efficient manner, while balancing the need to avoid any artificial price depression associated with bulk liquidations of the securities.

43. Exercise of the New GM Warrants prior to the proposed liquidation will have two beneficial impacts: (i) it will reduce the number of securities that actually need to be sold, as using the cashless exercise feature will have the effect of cancelling a substantial number of New GM Warrants (certain of the New GM Warrants will be used as the currency necessary to pay the strike price and exercise the remaining New GM Warrants), and (ii) it will avoid artificial price depression in the public market for New GM Warrants, which public market is substantially less robust than the market for New GM Common Stock.

III.	The GUC Trust Should Be Permitted to Make Corresponding Amendments to the GUC Trust Agreement

44. Section 13.13 of the GUC Trust Agreement provides that the GUC Trust Agreement may be amended without the need for Court approval (provided that the GUC Trust Monitor consents to the amendment and the interests of the GUC Trust beneficiaries and the DIP Lenders are not adversely affected) and otherwise may be amended with the approval of this Court (provided that the amendment is not inconsistent with the Plan).

45. The GUC Trust Administrator believes that section 13.13 of the GUC Trust Agreement provides ample authority for the GUC Trust Administrator (together with the GUC Trust Monitor) to amend the GUC Trust Agreement to implement the relief requested herein without the need for Court approval. However, out of an abundance of caution, the GUC Trust Administrator is requesting authority to enter into the proposed GUC Trust

Amendment, which shall be narrowly tailored to implement only the relief requested herein (including the proposed change in the fiscal year and/or tax year of the GUC Trust). Following its execution, and within thirty days of entry of the Order, the GUC Trust Administrator proposes to file the GUC Trust Amendment on the Court’s docket.

NOTICE

46. The GUC Trust Administrator has served notice of this Motion on (a) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York 10004, (b) the parties in interest in accordance with the Sixth Amended Order Pursuant to 11 U.S.C. § 105(a) and Fed. R. Bankr. P. 1015(c) and 9007 Establishing Notice and Case Management Procedures, dated May 5, 2011 [Docket No. 10183], (c) the holders of disputed general unsecured claims, (d) the holders of Allowed General Unsecured Claims, (e) the holders of Term Loan Avoidance Action Claims, and (f) the holders of GUC Trust Units. The GUC Trust Administrator respectfully submits that no other or further notice need be provided.

CONCLUSION

WHEREFORE, the GUC Trust Administrator respectfully requests that the Court enter an order substantially in the form attached hereto as Exhibit A, (A) authorizing the GUC Trust Administrator to (i) exercise the GUC Trust’s holdings of New GM Warrants, and (ii) to liquidate the GUC Trust’s holdings of its New GM Common Stock (including the New GM Common Stock received from the exercise of the New GM Warrants), (B) authorizing the GUC Trust Administrator to make corresponding amendments to the GUC Trust Agreement, and (C) granting such other and further relief as may be deemed just and proper.

Dated: New York, New York

            June 3, 2015

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams

Matthew J. Williams
Keith R. Martorana
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust Administrator

EXHIBIT A

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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:
In re	:	Chapter 11 Case No.
:
MOTORS LIQUIDATION COMPANY, et al.,	:	09-50026 (REG)
f/k/a General Motors Corp., et al.	:
:
Debtors.	:	(Jointly Administered)
:
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ORDER AUTHORIZING THE GUC TRUST ADMINISTRATOR

(A) TO EXERCISE NEW GM WARRANTS AND LIQUIDATE

NEW GM COMMON STOCK, AND (B) TO MAKE CORRESPONDING

AMENDMENTS TO THE GUC TRUST AGREEMENT

Upon the motion, dated June 3, 2015 (the “Motion”)1 of Wilmington Trust Company in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [Docket No. 9836] (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”) seeking entry of an Order pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code (the “Bankruptcy Code”), and section 13.13 of the GUC Trust Agreement, authorizing the GUC Trust Administrator to (A) (i) exercise the GUC Trust’s holdings of New GM Warrants, and (ii) to liquidate the GUC Trust’s holdings of New GM Common Stock (including the New GM Common Stock received from the exercise of the New GM Warrants), and (B) make corresponding amendments to the GUC Trust Agreement, all as more fully described in the Motion; and any objections to the Motion having been settled, resolved, withdrawn or overruled; and this Court having determined that the relief requested in the Motion is in the best interests of the Debtors’ creditors and estates; and it further appearing that proper and adequate notice of the Motion has been given and that

[1]	Capitalized terms not defined herein shall have the meanings ascribed to them in the Motion.

no other or further notice is necessary; and after due deliberation thereon, and good and sufficient cause appearing therefor:

IT IS HEREBY:

ORDERED, that the relief requested in the Motion is granted to the extent provided herein; and it is further

ORDERED, that the Liquidation Procedures are approved; and it is further

ORDERED, that the GUC Trust Administrator is authorized to convert all of the New GM Warrants in its possession into shares of New GM Common Stock using the cashless exercise feature set forth in the agreements governing the New GM Warrants; and it is further

ORDERED, that the GUC Trust Administrator is authorized to liquidate all of the New GM Common Stock in its possession (including the New GM Common Stock received from the exercise of the New GM Warrants) in accordance with the Liquidation Procedures, with the proceeds of such liquidations (net of any applicable costs, fees, expenses and taxes payable in respect thereof) allocated to beneficiaries of the GUC Trust on a pro rata basis, in the following manner:

•	A GUC Trust beneficiary’s entitlement to a particular number of New GM Warrants shall be converted into an entitlement to receive the number of shares of New GM Common Stock into which such New GM Warrants have been exercised (taking into account the use of a portion of such New GM Warrants to fund the strike price), subject to rounding to the nearest whole share of New GM Common Stock; and

•	A GUC Trust’s beneficiary’s entitlement to a particular number of shares of New GM Common Stock (including the exercised New GM Warrants as set forth in the immediately preceding paragraph), shall be converted into an entitlement to receive an amount of cash equal to the weighted average sales price (net of any applicable costs, fees, expenses and taxes payable in respect thereof) of all of the New GM Common Stock sold pursuant to this Order, multiplied by the number shares of New GM Common Stock to which such GUC Trust beneficiary would otherwise be entitled (including the exercised New GM Warrants as set forth in the immediately preceding paragraph);

and it is further

ORDERED that the GUC Trust is authorized, in its sole discretion, to retain as Trust Professional(s) (as such term is defined in the GUC Trust Agreement) one or more Liquidation Advisors, and that such Liquidation Advisor(s) shall be entitled to all of the protections, immunities and indemnities applicable to Trust Professionals in the GUC Trust Agreement; and it is further

ORDERED, that, when exercising the New GM Warrants and liquidating the New GM Common Stock pursuant to this Order, the GUC Trust Administrator shall be entitled to all the protections, immunities and indemnities applicable to the GUC Trust Administrator in the GUC Trust Agreement; and it is further

ORDERED, that the cash proceeds of the New GM Securities liquidated pursuant to this Motion shall be invested by the GUC Trust Administrator in “Permissible Investments” as defined in the GUC Trust Agreement; and it is further

ORDERED, that the GUC Trust Administrator and GUC Trust Monitor are authorized to execute any amendments to the GUC Trust Agreement that are necessary to implement the foregoing relief (including but not limited to any modification to the GUC Trust’s fiscal year and/or tax year); provided that the GUC Trust Administrator shall file any such amendments on the Court’s docket within 30-days of the date hereof; and it is further

ORDERED, that this Order shall be effective immediately upon entry; and it is further

ORDERED, that this Court shall retain jurisdiction of all matters and disputes arising in connection with or related to the interpretation or implementation of this Order, any exercise of the New GM Warrants or liquidation of New GM Common Stock in connection herewith, or the GUC Trust Agreement.

Dated:                  , 2015

            New York, New York

UNITED STATES BANKRUPTCY JUDGE